Exhibit 99.1

Callodine Group Completes Take Private Acquisition of Manning & Napier, Inc.

FAIRPORT, N.Y., Oct. 21, 2022 /PRNewswire/ — Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today announced the completion of its process to go private and be acquired by Callodine Group LLC (“Callodine”), a Boston-based asset management firm. The transaction was announced on April 1, 2022 and received shareholder approval on August 3, 2022.

Under the terms of the go-private transaction, Manning & Napier stockholders will receive $12.85 per share in cash. With the completion of the acquisition, Manning & Napier’s common stock has ceased trading and will no longer be listed on the New York Stock Exchange.

“We are excited to complete the acquisition of Manning & Napier and look forward to building upon the Company’s longstanding tradition of providing both a strong investment culture and customized advisory solutions to clients,” said James Morrow, Founder and CEO of Callodine. “Our teams have already begun to collaborate on finding new ways to continue to enhance the overall client experience, and I look forward to seeing what we will achieve together as partners.”

“The completion of this going private process marks the beginning of the next chapter for our 50+ year-old firm,” said Marc Mayer, CEO of Manning & Napier who will continue in this role following the closing. “Thank you to our clients, shareholders, employees and the Callodine team for their unwavering support and dedication over the past several months as we worked tirelessly towards this end. We believe this partnership will strengthen our ability to drive superior results and advice for our clients in the decades to come.”

PJT Partners served as financial advisor and Gibson, Dunn & Crutcher LLP served as legal counsel to Manning & Napier. Manning & Napier’s management team was represented by Morgan, Lewis & Bockius LLP.

Wells Fargo Securities, LLC served as lead financial advisor to Callodine. Aviditi Advisors and MSI Capital Management, LLC also served as advisors and Sidley Austin LLP served as legal counsel to Callodine.

About Callodine Group

Callodine Group is an asset management platform with approximately $20 billion in assets under management. Callodine’s asset management subsidiaries target investment strategies across public equities, private credit, real estate and fixed income on behalf of their individual and institutional investor clients. The firm’s subsidiaries have the ability to invest across the capital structure and pursue predominantly income-oriented investments with high cash yields and the potential for equity-like returns. For additional information about the firm, please visit Callodine’s website at www.callodine.com.

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions through separately managed accounts, mutual funds, and collective investment trust funds, as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer equity, fixed income and alternative strategies, as well as a range of blended asset portfolios, including life cycle funds. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY and had 276 employees as of September 30, 2022.

Forward Looking Statement

This communication includes statements that are forward-looking statements made pursuant to the safe harbor provisions of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the acquisition of the Company and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

All statements, other than statements of historical fact, including statements regarding guidance, industry prospects, future results of operations or financial position, expected sources of incremental margin, strategy, financing needs, future capital expenditures and the outcome or effect of ongoing litigation, should be considered forward looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this communication, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward looking statements. These forward looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” on Form 10-K for the year ended December 31, 2021 and in any other SEC filings made by the Company. The Company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this communication, and the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Contacts

Investor Relations Contact

Alex Jorgensen

Prosek Partners

646-818-9059

ajorgense@prosek.com

Public Relations Contacts

Nicole Kingsley Brunner

Manning & Napier

585-325-6880

nbrunner@manning-napier.com

Tyler Bak

Callodine Group

617-880-7491

ir@callodine.com